Exhibit 107

Form S-4
(Form Type)

Shift Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Calculation of Filing Fee Tables
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common stock, par value $0.0001 per share	Fee Calculation Rule 457(c) and (f)(1)	89,980,540	N/A	$42,900,000	$0.0000927	$3,976.83	—	—	—	—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$42,900,000		$3,976.83
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$3,976.83

(1)
This registration statement relates to the registration of the maximum number of shares of Class A common stock, par value $0.01 per share, of Shift Technologies, Inc. (“Shift” and such shares, the “Shift Common Stock) estimated to be issuable by Shift pursuant to the merger described in this registration statement and the Agreement and Plan of Merger, dated as of August 9, 2022, by and among Shift, Shift Remarketing Operations, Inc. and CarLotz, Inc. (“CarLotz”).

(2)
Represents the maximum number of shares of Shift Common Stock estimated to be issued upon the closing of the merger. Calculated based on the exchange ratio of 0.692158 shares of Shift Common Stock for each share of CarLotz Common Stock.

(3)
Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of CarLotz Common Stock as reported on the Nasdaq Global Market on September 23, 2022 ($0.33 per share), multiplied by the estimated maximum number of shares (130,000,000) that are estimated will be exchanged or converted for the securities being registered.